Exhibit 23.5

DeGolyer and MacNaughton
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244

May 30, 2006

Carrizo Oil & Gas, Inc.
1000 Louisiana Street
Suite 1500
Houston, Texas 77002

Ladies and Gentlemen:

We consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton, to the inclusion by reference of our “Appraisal Report as of December 31, 2004 on Certain Properties owned by Carrizo Oil & Gas, Inc.” (our Report), in the Registration Statements on Form S-8 (Registration Nos. 333-35245, 333-55838, and 333-116528) (the Registration Statements) of Carrizo Oil & Gas, Inc., a Texas corporation (the Company), relating to the 1997 Incentive Plan of the Company, and in the sections “Oil and Gas Reserves” and “Oil and Natural Gas Reserve Estimates” in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2004, provided, however, that we were necessarily unable to verify the estimates from our Report, since these estimates were combined with those of other firms for other properties and reported in total.

We further consent to the incorporation of the text of our Report in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2004 as exhibit 99.3.

Very truly yours,

/s/DeGOLYER and MacNAUGHTON

DeGOLYER and MacNAUGHTON